UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 11, 2011 (April 11, 2011)
Spark Networks, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32750 (Commission File Number)	20-8901733 (IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California (Address of Principal Executive Offices)	90211 (Zip Code)
(323) 658-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.02 Termination of a Material Definitive Agreement.
On April 11, 2011, in connection with the appointment of Gregory R. Liberman as Chief Executive Officer, which is further described below under Item 5.02 of this Current Report on Form 8-K, the Company and Mr. Liberman executed an Executive Employment Agreement, which supersedes and replaces the executive employment agreement entered into with Mr. Liberman on August 31, 2005 and subsequently amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Adam S. Berger as Chief Executive Officer and Separation Agreement
On April 11, 2011, Adam S. Berger resigned as the Chief Executive Officer (“CEO”) of Spark Networks, Inc. (the “Company”), as well as his position as Chairman of the board of directors. Mr. Berger, however, will remain as a member of the Company’s board of directors. In connection with his resignation, the Company and Mr. Berger entered into a Separation Agreement and Release dated April 11, 2011. A copy of the Separation Agreement and Release is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Separation Agreement and Release in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of such agreement. Pursuant to the terms of the Separation Agreement and Release, the parties agreed that (1) vested stock options to purchase a total of 901,079 shares of the Company’s common stock will remain outstanding and exercisable in accordance with the terms of the applicable Company stock plan and option award agreements, including exercisability of vested options 12 months following termination of service as a board member; and (2) all remaining unvested stock options held by Mr. Berger will no longer be exercisable as of his date of resignation as CEO. Furthermore, on April 11, 2011, the Compensation Committee of the Company’s board of directors granted to Mr. Berger in his capacity as a non-employee director stock options to purchase up to 50,000 shares of common stock vesting in four equal annual installments beginning on the first anniversary of the date of grant and with an exercise price of $3.18 per share. As a director, Mr. Berger is eligible to receive the standard compensation currently in effect, and as may be changed from time to time, as a member of the board of directors.
Appointment of Gregory R. Liberman as Chief Executive Officer and to Board of Directors
On April 11, 2011, Gregory R. Liberman, currently the Company’s President, was appointed as the Company’s new Chief Executive Officer (“CEO”) effective April 11, 2011. Mr. Liberman will remain as President but will no longer act as Chief Operating Officer effective as of the date of his appointment as CEO. Mr. Liberman was also appointed to the board of directors. Mr. Liberman, 38, was appointed President of the Company in June 2006 and Chief Operating Officer in August 2005. He served as the Company’s General Counsel from October 2004 to April 2006 and Corporate Secretary from January 2005 to September 2006. Mr. Liberman earned a J.D., with Honors, from The Law School at the University of Chicago and an A.B., with University Distinction and Honors in Economics, from Stanford University. Mr. Liberman does not have any family relationships with any of the Company’s executive officers or directors nor are there any related party transactions since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Liberman and any related person (as defined in Item 404 of Regulation S-K) had or will have a direct or indirect material interest.
Employment Agreement with Gregory R. Liberman
On April 11, 2011, in connection with the appointment of Mr. Liberman as CEO, the Company and Mr. Liberman executed an Executive Employment Agreement (the “Agreement”). The Agreement supersedes and replaces the executive employment agreement entered into with Mr. Liberman on August 31, 2005 and subsequently amended. A copy of the Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Liberman’s Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.
Term, Salary and Bonus. The Agreement is for a term of three years, unless terminated earlier. Pursuant to the terms of the Agreement, Mr. Liberman receives a base salary of $325,000 per year, which will be reviewed annually and may be increased at the sole discretion of the compensation committee of the board of directors in light of Mr. Liberman’s performance and the Company’s financial performance and other economic conditions, but may not be decreased without Mr. Liberman’s written consent. Mr. Liberman is eligible to receive an annual bonus (the “Annual Bonus”) based on a calendar year performance plan established by the board of directors. The performance goals under the performance plan will be based on metrics, which may include: (i) Company gross revenue, (ii) Company earnings before interest, depreciation and amortization (“EBITDA”), and (iii) management objectives. To be eligible to receive the Annual Bonus, Mr. Liberman must maintain continued employment with the Company throughout the relevant performance period. The target Annual Bonus is $225,000, which may be increased by the board of directors or the compensation committee, but not decreased.
Option Grants. Concurrent with execution of the Agreement, Mr. Liberman received a grant under the Company’s 2007 Omnibus Incentive Plan of 343,000 stock options with an exercise price of $3.18 per share. 1/36th of the stock options granted will vest on each monthly anniversary of the date of grant such that the options granted will become fully vested on the three year anniversary of the date of grant. The stock options have a term of 10 years and are exercisable for one year following Mr. Liberman’s termination of employment.
Other Benefits. Mr. Liberman is eligible for all health and welfare benefits generally available to the Company’s other executives, officers, or full-time employees, with the Company covering the costs of such benefits. Mr. Liberman will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company, including any reasonable legal fees incurred in connection with the Agreement, the negotiation and execution of any new employment agreements of any successor organization in connection with a change in control and any future agreements with the Company entered into upon termination of employment. Mr. Liberman will accrue vacation at a rate of 20 days per year.
Termination Benefits. Generally, upon termination, Mr. Liberman will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. Liberman is terminated without cause or if he leaves for good reason, then Mr. Liberman will also receive a severance package that consists of (a) a single cash lump-sum payment equal to his target Annual Bonus for the year of termination, pro-rated for that year, plus 100% of his base salary, (b) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, (c) immediate vesting of the lesser of 89,250 stock options held prior to the Agreement or the remaining unvested stock options held prior to the Agreement, and (d) immediate vesting of the lesser of 85,750 stock options granted in connection with his appointment as CEO or the remaining unvested stock options granted in connection with his appointment as CEO. Payment of the severance package is conditioned on Mr. Liberman’s execution of a separation agreement with the Company that includes a general mutual release of all claims. In the event of his termination without cause or for good reason, Mr. Liberman will have one year from the date of termination of his service to exercise his vested stock options. Termination with “cause” means admission to or conviction of a felony or any criminal offence involving moral turpitude, gross negligence or willful misconduct in the performance of material employment duties, or material breach of the Agreement by Mr. Liberman that is not cured within 30 days of notice. “Good reason” means a material breach of the Agreement by the Company that is not cured within 30 days of notice, Mr. Liberman’s base salary, Annual Bonus target or other bonus opportunity is reduced without his consent or the terms of the options are not fully complied with by the Company, a reduction in Mr. Liberman’s title (other than in connection with a change in control) or a material reduction in his duties, authorities or responsibilities, a requirement to relocate, without Mr. Liberman’s consent, of more than 35 miles, the Company’s non-renewal of the Agreement or, to the extent required, shareholder approval is not obtained for any provisions of the Agreement. Mr. Liberman will not be entitled to any severance package if he voluntarily resigns or otherwise terminates employment with the Company other than for good reason, or the Company terminates Mr. Liberman’s employment with cause.
Death or Disability. Upon death or disability, Mr. Liberman is entitled to his unpaid prorated base salary, and reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period. Disability includes Mr. Liberman’s inability by reason of physical or mental illness to fulfill his obligations pursuant to the Agreement for 90 consecutive days or for a total of 180 days in any 12-month period which renders Mr. Liberman unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company.
Change of Control. Upon a change in control of the Company, all of Mr. Liberman’s unvested stock options will immediately vest. However, if a successor company retains Mr. Liberman for the one-year period following a change in control then the Agreement will remain effective and any proceeds received by Mr. Liberman with respect to 50% of Mr. Liberman’s options, the vesting of which was accelerated by the change in control, will be deposited in escrow to be released upon the earlier of (x) the one year anniversary of employment by the successor company, (y) if Mr. Liberman is terminated for any reason except for cause by the successor company or without good reason by Mr. Liberman and (z) upon a change of control of the successor company. Furthermore, if Mr. Liberman is terminated without cause or leaves for good reason within one year after a change of control, then Mr. Liberman will receive the severance package described above under “Termination Benefits.” The escrow will be forfeited if, during that one year period, Mr. Liberman is terminated for cause or if he leaves without good reason. A change in control is the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity and a repurchase or recapitalization of the Company’s securities.
Tax-Related Provisions. If Mr. Liberman is deemed a specified employee as defined in Section 409A of the Internal Revenue Code, certain portions of his severance amount may be deferred and the Company will pay him interest at the prime rate plus 3% on any amounts deferred. If it is determined that any payment to Mr. Liberman would be subject to the excise tax on “parachute payments” in connection with a change of control of the Company imposed by Section 4999 of the Internal Revenue Code, the Company will reduce such payments to Mr. Liberman to the extent required so that Mr. Liberman is not subject to any excise taxes under Section 4999 and such payments will remain deductible by the Company. However, if it is determined that payment of the full parachute payments would result in a greater net benefit to Mr. Liberman after his payment of the related excise and income taxes, the Company will not reduce the payments and they will be subject to the excise taxes under Section 4999 and non-deductible by the Company. The Company will not gross-up Mr. Liberman for any excise or other taxes that he may incur in connection with any parachute payments that he may receive.
Other Terms. Mr. Liberman is prohibited from disclosing confidential information regarding the Company or engaging in any work that creates an actual conflict of interest with the Company’s business where such conflict would materially and substantially disrupt the Company’s operations. Any obligation not to disclose confidential Company information will continue for two years after the date Mr. Liberman’s employment is terminated. Furthermore, during the term of the Agreement and for 12 months after, Mr. Liberman has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.
Appointment of Peter L. Garran to Board of Directors
On April 11, 2011, the Company’s board of directors appointed Peter L. Garran as a new member of the board of directors. He was not appointed to any committee. There are no related party transactions since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Garran and any related person (as defined in Item 404 of Regulation S-K) had or will have a direct or indirect material interest.
Peter Garran is currently a Vice President at Great Hill Partners, LLC, a Boston-based private equity firm, where he has worked as an investment professional since September 2008. Mr. Garran currently serves as a director for Great Hill portfolio companies All Web Leads, Inc. and Educaedu S.L. Prior to joining Great Hill, since August 1999, Mr. Garran was a technology and media investment banker at J.P. Morgan. Peter received his B.A. in History & Literature from Harvard College.
Item 7.01 Regulation FD Disclosure.
On April 11, 2011, the Company issued a press release announcing the resignation of Mr. Berger as CEO and the appointment of Mr. Liberman as the new CEO. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.
The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Separation Agreement and Release dated April 11, 2011 between Spark Networks, Inc. and Adam S. Berger

10.2	Executive Employment Agreement executed April 11, 2011 between Spark Networks, Inc and Gregory R. Liberman

99.1	Press Release of Spark Networks, Inc. dated April 11, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011	SPARK NETWORKS, INC.
	By:	/s/ Joshua Kreinberg
		Name:	Joshua Kreinberg
		Title:	General Counsel

EXHIBIT INDEX

Exhibit
No.	Document

10.1	Separation Agreement and Release dated April 11, 2011 between Spark Networks, Inc. and Adam S. Berger

10.2	Executive Employment Agreement executed April 11, 2011 between Spark Networks, Inc and Gregory R. Liberman

99.1	Press Release of Spark Networks, Inc. dated April 11, 2011